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                                                                   EXHIBIT 10.43



                                 AMENDMENT NO. 1

                                       TO

                 AMENDED AND RESTATED MASTER OPERATING AGREEMENT


         THIS AMENDMENT NO. 1 (this "Amendment"), dated as of September 15, 2000 (the "Effective Date"), is made and entered into by and between UBS AG, a corporation organized under the laws of Switzerland ("UBS AG"), and Perot Systems Corporation, a Delaware corporation ("PSC"). As used in this Amendment, "party" means either UBS AG or PSC, as appropriate, and "parties" means UBS AG and PSC, collectively.

                                    RECITALS

         A. Swiss Bank Corporation (a predecessor of UBS AG) and PSC entered into an Amended and Restated Master Operating Agreement, dated as of January 1, 1997 (the "Master Operating Agreement").

         B. The parties desire to amend the Master Operating Agreement as set forth below.

         C. Concurrently with the execution of this Amendment, the parties are entering into Amendment No. 1 to Second Amended and Restated Agreement For EPI Operational Management Services (the "SBC Warburg EPI Amendment").

         In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AMENDMENTS
1.       DEFINITIONS.

         (a) A definition of "Network" is hereby added to Section 1.1 of the Master Operating Agreement to read in its entirety as follows:

                  "Network" means all hardware, software, cabling, telecommunications facilities and transport services that are used to connect, transmit, architect, manage, monitor and support all data, voice and video services in connection with the business and operations of the SBC Entities.

                  The term "Network" shall not include the following: (A) file, application, database, mail, fax, Chat, Unix/NT platforms and web servers; and (B) workstations, terminals, printers, fax machines or other end-user devices attached to LANs.

         (b)      A definition of "Network Services" is hereby added to Section
                  1.1 of the Master Operating Agreement to read in its entirety as follows:

                  "Network Services" means all services relating to the Operational Management of the Network of any SBC Entity, including without limitation all management, administration, operations, maintenance, support, design, engineering, planning, provisioning, procurement, staging, configuration, installation, implementation, training and related services, and specifically including without limitation:




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                  (i)      IP Services - LAN technologies including routing and
                           switching, etc., MAN/WAN technologies including multiplexors, DSUs/CSUs, encryptors, etc;

                  (ii) Transport Services including ATM, frame relay, DSL, Internet, ISDN, leased lines, wireless, etc., and remote access technologies including VPNs, authentication, encryption, etc;

                  (iii) Voice Services - Voice technologies including PBXs, key systems, telephones, audio-conferencing, trader turrets, telco services such as PSTN, cellular, and trader circuits, voice mail systems, voice response units, automatic call distribution systems, CTI, IVR systems, etc;

                  (iv) Video Services - Video technologies including multi-point boardroom video, desktop video, video/audio streaming and real time CATV distribution; and

                  (v)      Internet, Intranet and Extranet
                           communications/security infrastructure including firewalls, intrusion detection systems, authentication systems, encryption systems, application proxy servers, network cache servers, Internet service providers, etc.

                  The term "Network Services" shall not include the following services relating to the Network:

                  (i) Level 1 Help Desk/Call Centers that interface with the end use/customer on all Network Services problems;

                  (ii) NT and Unix procurement, staging, configuration, installation, implementation and support; and

                  (iii) Design, architecture, maintenance and support of the Chat infrastructure, meta-directory infrastructure and web server infrastructure.

         (c) The term "EPI" at Section 1.1(g) of the Master Operating Agreement is hereby amended to read in its entirety as follows:

                  "EPI" means all existing and future information technology services provided by or on behalf of any SBC Entity that are related to the Operational Management of that SBC Entity's mainframe and other computers (including personal computers), including peripheral equipment. The term "EPI" shall not include any information technology services related to the Operational Management of the Network.

         (d) The term "Services" is hereby amended to read in its entirety as follows:

                  "Services" means, with respect to each EPI Agreement, the services required for the Operational Management of the EPI of the applicable SBC Entity and which are described as such in that EPI Agreement, together with any additional services that are to be provided by PSC under that EPI Agreement.


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2.       REMOVAL OF NETWORK SERVICES.

         From and after the Transition Date (as defined in the SBC Warburg EPI Amendment), Network Services shall no longer be included as part of the Services that are the subject of the Master Operating Agreement, except inasmuch as services related to the Network and Network Services are necessary for PSC to fulfill its obligation to complete the transition of Network Services to the Designated UBS Entity (as defined in the SBC Warburg EPI Amendment) pursuant to the SBC Warburg EPI Amendment (which may include, among other things, the continued provision of certain Network Services pursuant to Section 2.2(g) of the SBC Warburg EPI Amendment). This Amendment shall not affect any rights or obligations of the parties under the Master Operating Agreement in connection with any Network Services provided by Perot Systems prior to the completion of the transition of Network Services pursuant to the SBC Warburg EPI Amendment.

3.       MISCELLANEOUS.

         (a) Any capitalized terms not defined herein shall have the meaning given them in the Master Operating Agreement.

         (b) The section headings used in this Amendment are for reference and convenience only and shall not enter into the interpretation of this Amendment.

         (c) The terms and conditions set forth in this Amendment shall be deemed a part of the Master Operating Agreement for all purposes. In the event of a conflict or inconsistency between the terms and conditions set forth in this Amendment and those set forth in the Master Operating Agreement, the terms and conditions of this Amendment shall prevail.

         (d) Except as provided in this Amendment, the Master Operating Agreement shall remain unchanged and in full force and effect.

         (e) This Amendment may be executed in several counterparts, all of which taken together constitute one single agreement between the parties hereto.



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed and sealed by their duly authorized representatives all as of the day and year first above written.



UBS AG                                      PEROT SYSTEMS CORPORATION



By:  /s/ Patrick O'Donnell                  By:  /s/ James A. Champy
   -------------------------------             ---------------------------------
Title:  Managing Director                   Title:  Vice President

By: /s/ Robert B. Mills
   -------------------------------
Title:  Managing Director and CFO



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